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                                                                    EXHIBIT 99

FOR IMMEDIATE RELEASE


                   TANDBERG DATA & OVERLAND DATA COMPLETE CROSS
                   LICENSING DEAL FOR SLR/MLR TECHNOLOGY AND VR2

April 1, 1998 -- OSLO, Norway .Tandberg Data ASA (Oslo Stock Exchange: TAD), and SAN DIEGO, California Overland Data, Inc. (Nasdaq NMS: OVRL), technology leaders in data storage and backup products, have today announced that they have entered into a technology cross licensing agreement. The agreement will allow Tandberg Data to integrate Overland's Variable Rate Randomizer (VR2-TM-) advanced data encoding technology into its Single-Channel Linear Recording (SLR*) and Multi-Channel Linear Recording (MLR*) families of tape drives while Overland gains second-source manufacturing rights to the SLR and MLR drives and will also develop a line of automation products for the SLR and MLR technology.

     Tandberg Data is the first company to license Overland's VR2 technology and Overland becomes the first licensee of Tandberg Data's SLR and MLR drive technology.

     As the first licensee of VR2, Tandberg Data's SLR and MLR will be the first products in the market to utilize VR2 technology. Tandberg has enhanced the competitive positioning of its SLR and MLR products by adopting what Computer Technology Review referred to as, "without a doubt one of the most significant developments in tape technology in recent years." Overland's VR2 encoding technology significantly increases the native capacity and native data transfer rate performance of existing tape technologies.

     Scott McClendon, President and CEO of Overland, commented, "As we began testing VR2 with Tandberg Data on the SLR and MLR drives and reviewing what VR2 could do to further improve the SLR and MLR roadmap in terms of price and performance, we became convinced that SLR and MLR would become one of the dominant formats in the low-end and midrange server tape backup markets. This conviction led us to move to become a second source manufacturer for the SLR and MLR drives. Overland has a long and successful history in tape drive manufacturing. Implementing VR2 on the SLR and MLR platforms and integrating the drives into our manufacturing line continues to expand our role as more than just an automation supplier. The license agreement with Tandberg Data is Overland's first step toward the goal of making VR2 a standard for all linear tape drive formats and in the process revitalize the multi-billion dollar linear tape market."

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     Tandberg Data's SLR and MLR drives are based on one of the industry's most reliable tape drive platforms with a demonstrated field return rate of less than 0.7 percent. The SLR family of linear drives provides user capacities of from 250 megabytes to 8 gigabytes**, while the MLR line is designed for higher-end applications demanding capacities in the 16 to 50 gigabytes** range and data throughput of more than 14 gigabytes** per hour. All of those capacity and performance specifications will be significantly increased with the addition of VR2.

     Tandberg Data plans to have MLR drives available with VR2 by the first Quarter of 1999.

     Hans Christian Qvist, President and CEO of Tandberg Data ASA in Oslo, Norway said, "The agreement with Overland is another major milestone on the continued road to success for our SLR and MLR tape drive technology. The agreement provides three important strategic benefits; strengthening of our future SLR and MLR product roadmap and price-performance, new loader and library offerings for SLR and MLR, and a well-experienced second source manufacturing licensee supporting our technology. We have taken a significant step in protecting future customer investments in SLR and MLR products and are gaining technology that will give SLR and MLR a competitive boost against other low-end and midrange tape technologies. With this agreement we have an excellent second source manufacturer which our growing ranks of OEM customers have demanded and we have gained a leading manufacturer of automation products to significantly broaden the SLR and MLR loader and library product offerings. The momentum that our SLR and MLR formats are gaining with the recent selection by Compaq for its low-to-mid-range servers, as well as other leading OEM suppliers for workstations and midrange servers, validates the fact that they offer the best price-performance and reliability for network environments".

     Overland's VR2 encoding technology significantly increases the native capacity and native data transfer rate performance of existing linear tape technologies without requiring any changes in tape path design, recording heads, and/or media. This is accomplished by achieving a rate efficiency of greater than 99 percent, making it one of the most efficient Partial Response Maximum Likelihood (PRML) implementations ever developed. The deal with Tandberg Data builds on Overland's legacy of success in tape drive manufacturing with 9-track and 3490 products, while expanding the customer drive choices available in Overland's line of automated tape storage products. Overland said it intends to produce SLR and MLR drives both for the commercial market as well as for internal use, leveraging the Mainframe Class Robotics and SmartScale Storage-TM-architecture of Overland's award-winning DLT-based LibraryXpress-TM- to create a new generation of automated library solutions utilizing SLR and MLR platforms.

     The new price-performance standards for VR2-enabled SLR and MLR products have also won praise from Tandberg Data's major OEM customers, such as Compaq Computer Corporation, which integrates the SLR5 tape drives in the ProLiant* and ProSignia* server products.

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      "We're very pleased with the Overland-Tandberg Data cross licensing agreement," said Alan Skidmore, Director of Engineering at the Enterprise Storage and Option Division of Compaq. "Employing VR2 technology in the SLR and MLR roadmap strengthens our low- to midrange tape offerings which meet the price-performance needs of a growing set of customers. The agreement for Overland to be a second source manufacturer for this platform assures us that we will have the production capacity and competitiveness to meet customers requirements. It's a real win-win for all of the participants."

     Fara Yale, Director and Principal Analyst at Dataquest, said that by adding VR2 technology to the SLR and MLR drives, Tandberg Data will be effectively repositioning its product line. "If Tandberg Data can deliver on the promises of VR2 technology, it will allow the company to move its future tape drives further upscale, creating a new competitive picture for the company," said Yale. "The SLR and MLR products will move up in performance and capacity to compete in the low- to midrange server marketplace."

TANDBERG DATA

Tandberg Data ASA is a publicly held company based in Oslo, Norway and is traded on the Norwegian stock exchange. Established in 1933, Tandberg Data is now well known worldwide for its innovation in magnetic storage technology. The company is the leading world-wide supplier of high speed, high capacity SLR and MLR tape drive solutions and libraries for data storage management network environments, archival storage and software distribution. Tandberg Data supplies its products to the world's largest OEM's and through a worldwide distribution and authorized Tandberg Data Reseller sales network.

With corporate offices and manufacturing facilities in Oslo, Tandberg Data also has significant marketing, sales and support operations in the USA, UK, France, Germany, Singapore, Japan and Norway.

For more information on Tandberg Data's wide range of tape data storage management solutions visit them on the Web at http://www.tandberg.com or call Tandberg Data at +47 22 18 90 90.

OVERLAND DATA

Overland is a global supplier of storage automation solutions and related technologies designed to meet and surpass the critical requirements of high-availability network computing environments, from entry level to the enterprise. The Company is a recognized leader in technology innovation for such achievements as the award-winning DLT LibraryXpress SmartScale Storage architecture that establishes new standards for intelligent automated storage and scalability, and the Variable Rate Randomizer (VR2) data encoding technology that can significantly increase the capacity and throughput of linear tape formats. Overland has also earned a worldwide reputation for unmatched product quality and innovative warranty programs such as the recently

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announced Guaranteed Up Time Service (GUTS-TM-) program that dramatically reduce the total cost of ownership. The Company's award-winning products meet the critical needs of end users, distributors and OEMs in industries worldwide.

                                      #  #  #

VR2 IS A TRADEMARK OF OVERLAND WORLDWIDE.
* (TANDBERG MLR, TANDBERG MLR1, TANDBERG MLR3 AND TANDBERG SLR ARE TRADEMARKS OF TANDBERG DATA. OTHER TRADEMARKS ARE FOR THEIR RESPECTIVE COMPANIES).
** (ASSUMES 2:1 DATA COMPRESSION).

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EXCEPT FOR THE FACTUAL STATEMENTS MADE HEREIN, THE INFORMATION CONTAINED IN
THIS PRESS RELEASE CONSISTS OF FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN SUCH STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE TIMING AND MARKET ACCEPTANCE OF SLR AND MLR VR2 PRODUCTS, NEW PRODUCT INTRODUCTIONS BY COMPETITORS, RESCHEDULING OR CANCELLATION OF CUSTOMER ORDERS, AND GENERAL COMPETITION AND PRICE PRESSURES IN THE MARKET PLACE. REFERENCE IS ALSO MADE TO OTHER FACTORS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE "RISK FACTORS", "MANAGEMENT'S DISCUSSIONS AND ANALYSIS" AND OTHER SECTIONS OF THE COMPANY'S FORM 10-K FOR THE MOST RECENTLY COMPLETED FISCAL YEAR.

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                                CONTACT INFORMATION:

                         TANDBERG DATA:   (+47) 22 18 90 90
                      World Wide Web: http://www.tandberg.com

PRESS RELEASE INFORMATION:                  INVESTOR RELATIONS INFORMATION:
Hans Christian Qvist, President & CEO       Jon Erik Bjorstad, Executive Board
Email: hcqv@tdata.no                        Member (elect)
Erik Solhjell, VP Technology                Email: joeb@tdata.no
Email: erso@tdata.no

                             OVERLAND:   (619) 571-5555
                    World Wide Web: http://www.overlanddata.com

PRODUCT INFORMATION:                        INVESTOR RELATIONS INFORMATION:
Steve Richardson, VP of Marketing           Scott McClendon, President & CEO
Email:srichardson@overlanddata.com          Email: smcclendon@overlanddata.com
                                            Vernon LoForti, CFO
                                            Email: vloforti@overlanddata.com

                            AGENCY:         Judy Smith
                                            JPR Communications
                                            (818) 386-0403
                                            Email: jprcommun@aol.com
                                            Home Page: http://www.jprcom.com

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